UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Global Resource Corporation
 ______________________________________________________________________________
(Exact name of registrant as specified in its charter)

Nevada __________________________________ (State of incorporation or organization)	84-1565820 __________________________________ (I.R.S. Employer Identification No.)
2820 La Mirada, Suite H Vista, California __________________________________ (Address of principal executive offices)	92081 __________________________________ (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None __________________________________	Name of each exchange on which each class is to be registered N/A __________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

$.001 par value Common Stock
___________________________________________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Global Resource Corporation's Common Stock.

    Holders of shares of Registrant's common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters in which cases Nevada law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

    Registrant's common stock will trade on the OTC.BB under the symbol "GRSU.OB."

Item 2. Exhibits.

        3(i)* Articles of Incorporation, as amended to date

        3(ii) Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL RESOURCE CORPORATION
Date: September 17, 2004	By: /s/ Richard Mangiarelli Richard Mangiarelli, President